Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) dated as of March 28, 2024, is entered into by and among RE CLOSING BUYER CORP., a Delaware corporation (“Parent”), Doma Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company (each, a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, the board of directors of the Company (the “Company Board”) established a special committee thereof consisting only of independent and disinterested directors (the “Company Special Committee”), and the Company Special Committee has, prior to the execution of this Agreement, (i) unanimously determined that this Agreement and the Merger Agreement (as defined below) and the transactions contemplated hereby and thereby, including the Merger, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders and (ii) recommended that the Company Board adopt resolutions approving, adopting and declaring advisable this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including the Merger, and, subject to the terms and conditions thereof, submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby;

WHEREAS, prior to the execution of this Agreement, the Company Board (acting upon the recommendation of the Company Special Committee) has (i) unanimously determined that this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including the Merger, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders, (ii) approved, adopted and declared advisable this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including the Merger and (iii) subject to the terms and conditions thereof, resolved to submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby;

WHEREAS, prior to the execution of this Agreement, the board of directors of Parent and Merger Sub (as defined below) has (i) unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair, advisable and in the best interests of the Parent and Merger Sub, as applicable, and (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, including in Parent’s capacity as sole stockholder of Merger Sub;

WHEREAS, concurrently with the execution of this Agreement, Parent, RE Closing Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”);

WHEREAS, capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Merger Agreement;

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A (such shares of Company Common Stock, together with any additional shares of Company Common Stock that such Stockholder and its Affiliates may acquire record and/or beneficial ownership of after the date hereof (including any shares of Company Common Stock acquired through the vesting or exercise of Company Equity Awards or otherwise) being collectively referred to herein as the “Stockholder Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required the Stockholders to enter into this Agreement, and each Stockholder has agreed and is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Agreements of Stockholder.

(a)    Voting. From the date hereof until the Agreement Termination Date (as defined below), at any meeting of the stockholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment or postponement thereof, each Stockholder shall vote (or cause to be voted) all Stockholder Shares or (as appropriate) execute written consents in respect thereof, (i) in favor of the Merger, the Merger Agreement (to the extent required), and the transactions contemplated thereby (the “Supported Matters”) and (ii) against any Alternative Acquisition Agreement and any other action or agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to materially prevent or delay the consummation of the Transactions, including the Merger. Any such vote shall be cast (or consent shall be given) by each Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent).

(b)    Proxy. From the date hereof until the Agreement Termination Date, in the event of a failure by a Stockholder to act in accordance with such Stockholder’s obligations as to voting pursuant to Section 1(a) no later than the third Business Day prior to any meeting at which the stockholders of the Company will consider and vote on any of the Supported Matters (a “Stockholder Inaction”), such Stockholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution and including for purposes of Section 212 of the DGCL), for and in the name, place and stead of such Stockholder, to vote such Stockholder’s Stockholder Shares, or grant a consent or approval in respect of such Stockholder Shares, with respect to the Supported Matters in accordance with Section 1(a) prior to the Agreement Termination Date. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may be revoked only under the circumstances set forth in the last sentence of this Section 1(b). Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with Applicable Law. Each Stockholder acknowledges and agrees that, if and when a Stockholder Inaction occurs pursuant to this Section 1(b), this Agreement shall constitute the irrevocable proxy granted hereby and that no such further written instrument or proxy shall be required, provided that to the extent Parent determines that any further written instrument or proxy shall be necessary, advisable or desirable, such Stockholder shall, upon written request by Parent, as promptly as practicable, execute and deliver to Parent a separate written instrument or proxy (in a form reasonably acceptable to such Stockholder) that embodies the terms of this irrevocable proxy set forth in this Section 1(b). Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by any Stockholder, upon the Agreement Termination Date, and Parent may terminate any proxy granted pursuant to this Section 1(b) at any time at its sole discretion by written notice to such Stockholder.

(c)    Restriction on Transfer; Proxies; Non-Interference; etc. From the execution of this agreement until the Agreement Termination Date, no Stockholder or its Affiliates shall directly or indirectly, except in connection with the consummation of the Merger and as expressly provided for in the Merger Agreement, (i), sell, transfer, give, pledge, encumber, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, any Stockholder Shares (or any right, title or interest thereto or therein), (ii) deposit any Stockholder Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Stockholder Shares, (iii) knowingly take any action that would make any representation or warranty of a Stockholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling or materially delaying a Stockholder from performing any of its obligations under this Agreement or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii) or (iii) of this Section 1(c). Notwithstanding the foregoing (but subject to the following sentence), each Stockholder and its Affiliates may Transfer any or all of its Stockholder Shares to its Affiliates (in any case in a manner consistent with the Company’s Amended and Restated Certificate of Incorporation); provided, that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Stockholder Shares or any interest in any of such Shares is or may be transferred shall have executed and delivered to the Parent a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement and Exhibit A shall be updated accordingly.

(d)    Information for Proxy Statement; Publication. Each Stockholder consents to the Company and Parent publishing and disclosing (i) in any filing required under Applicable Law, including the filings contemplated by the Merger Agreement and (ii) in the Proxy Statement or any other disclosure document required under Applicable Law in connection with the Merger Agreement or the Transactions contemplated thereby (including, without limitation, the Schedule 13E‑3) the Stockholder’s identity and beneficial ownership of the Stockholder Shares, the existence of this Agreement, and the nature of the Stockholder’s obligations and commitments under this Agreement, in each case to the extent required by applicable Law, provided that any such disclosure in the Proxy Statement or any other filing (including, without limitation, each Form 8‑K and the Schedule 13E‑3) shall, in each instance, be subject to such Stockholder having a reasonable opportunity to review and comment on any such disclosure or filing prior to it being made (and Parent shall consider any such comments in good faith). Each Stockholder shall not issue any press release or make any other public statement with respect to this Agreement, the Transactions, the Merger Agreement or the transactions contemplated thereby without the prior written consent of Parent and the Company (which consent will not be unreasonably withheld, conditioned or delayed), except as may be required by Applicable Law (which includes, for the avoidance of doubt, any filing by a Stockholder on Schedule 13D and any other filings required pursuant to applicable securities laws), in which case such Stockholder shall provide Parent and the Company with a reasonable opportunity to review and comment on any such press release or public statement prior to it being made (and the Stockholder shall consider any such comments in good faith). Each Stockholder, Parent and the Company agrees to promptly provide any information that is in its possession that the other party may reasonably request for the preparation of any such disclosure or filing, and each Stockholder, Parent and the Company agrees to promptly notify the other party of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such party shall become aware that any such information shall have become false or misleading in any material respect; provided that, notwithstanding anything herein to the contrary, none of any Stockholder, Parent or the Company nor any of their respective Affiliates nor any TRG Person shall be required to disclose any privileged information, personally identifiable information or confidential competitive information with respect to any such request.

(e)    Waiver of Appraisal Rights. Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, all appraisal rights under Section 262 of the DGCL (and any other appraisal, dissenters’ or similar rights) related to the transactions contemplated by the Merger Agreement with respect to the Stockholder Shares to the fullest extent permitted by Law.

2.    Representations and Warranties of Stockholder. Each Stockholder hereby represents and warrants to the Parent and the Company as follows:

(a)    Authority. Such Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming due and valid authorization, execution and delivery hereof by the Parent and the Company, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

(b)    Consents and Approvals; No Violations. Other than filings under the Exchange Act and other than such as, if not made, obtained or given, would not reasonably be expected to materially prevent or delay the performance by such Stockholder of any of its obligations under this Agreement, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Authority or any other person or entity, in connection with the execution and delivery of this Agreement by such Stockholder. The execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any contract, agreement, arrangement or commitment to which such Stockholder is a party or which is binding on it or its assets and will not result in the creation of any Lien on any of the assets or properties of such Stockholder (other than the Stockholder Shares pursuant to the terms of this Agreement and any other Permitted Lien), except for such violations, breaches, defaults, terminations, cancellations, modifications, accelerations or Liens as would not reasonably be expected to materially prevent or delay the performance by such Stockholder of any of its obligations under this Agreement.

(c)    If the Stockholder is not a natural person, (a) the Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable, except where the failure to be so qualified and in good standing would not reasonably be expected to materially prevent or delay the performance by such Stockholder of any of its obligations under this Agreement and (b) the execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other corporate consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement.

(d)    Ownership of Stockholder Shares. As of the date of this Agreement, such Stockholder owns, beneficially and of record, all of the Stockholder Shares set forth opposite such Stockholder’s name on Exhibit A hereto, free and clear of any proxy, voting restriction, adverse claim or other Lien (other than restrictions under (i) this Agreement, (ii) any Permitted Lien and (iii) any applicable securities laws). Without limiting the foregoing, as of the date hereof, except for restrictions in favor of Parent pursuant to this Agreement, the Stockholders, together with Lennar Corporation and Len X, LLC, collectively share sole voting power and sole power of disposition with respect to all Stockholder Shares, with no restrictions on such rights of voting or disposition pertaining thereto and no other Person has any right to direct or approve the voting or disposition of any such Stockholder Shares. As of the date hereof, none of such Stockholder or any of its Subsidiaries owns, beneficially or of record, any securities of the Company other than the Company Common Stock which constitute Stockholder Shares.

(e)    Brokers. Except as set forth in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company or any of its respective Subsidiaries in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of a Stockholder.

(f)    Affiliates. As of the date of this Agreement, a true and complete list of the number and class of Stockholder Shares owned by each Stockholder is set forth opposite such Stockholder’s name on Exhibit A hereto.

3.    Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders and the Company as follows:

(a)    Authority. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming due and valid authorization, execution and delivery hereof by each Stockholder and the Company, constitutes a valid and binding obligation of such Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions.

(b)    Due Organization. (a) Parent is duly incorporated, validly existing and in good standing in accordance with the laws of its jurisdiction of incorporation, as applicable, except where the failure to be so qualified and in good standing would not reasonably be expected to materially prevent or delay the performance by Parent of any of its obligations under this Agreement and (b) the execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other corporate consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement.

4.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders and Parent as follows:

(a)    Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by each Stockholder and Parent, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(b)    Due Organization. (a) The Company is duly incorporated, validly existing and in good standing in accordance with the laws of its jurisdiction of incorporation, as applicable, except where the failure to be so qualified and in good standing would not reasonably be expected to materially prevent or delay the performance by the Company of any of its obligations under this Agreement and (b) the execution and delivery of this Agreement, the performance of the Company’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other corporate consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement.

5.    Termination. This Agreement shall automatically terminate and have no further force or effect, and no party hereunder will have any further obligation to the other parties hereto upon and immediately following such termination, on the first to occur of (a) written agreement of the parties hereto to terminate this Agreement, (b) the valid termination of the Merger Agreement in accordance with its terms, and (c) the Effective Time (such earliest date being referred to herein as the “Agreement Termination Date”); provided that each Stockholder may terminate this Agreement as to itself upon the entry by the Company and Parent without the prior written consent of such Stockholder into any amendment, waiver or modification to the Merger Agreement that results in (i) a change to the form of consideration to be paid thereunder, (ii) a decrease in the amount of Merger Consideration payable to the stockholders of the Company pursuant to the terms of the Merger Agreement as in effect on the date of this Agreement, or (iii) an imposition of any material restrictions or additional constraints on the payment of the consideration thereunder. Notwithstanding the foregoing, (i) nothing herein shall relieve any party from liability for any Willful Breach of this Agreement occurring prior to such termination and (ii) the provisions of this Section 5 and Section 8 of this Agreement shall survive any termination of this Agreement. For the avoidance of doubt, notwithstanding anything to the contrary (but subject to the immediately preceding sentence), the representations, warranties and covenants herein shall not survive the Agreement Termination Date.

6.    No Legal Action. Each Stockholder shall not, and shall cause its Representatives and its Affiliates not to, bring, commence, institute, maintain, prosecute or voluntarily aid any claim, appeal, or proceeding which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (b) alleges that the execution and delivery of this Agreement by the Stockholders (or their performance hereunder solely in the capacity as a stockholder of the Company) breaches any fiduciary duty of the Company Board (or any member or committee thereof) or any duty that any stockholder of the Company may be alleged to have to the Company or to the other holders of the Company Common Stock; provided, however, that nothing in this Section 6 shall restrict or prohibit the Stockholders, their Representatives or their Affiliates from participating as a defendant or asserting counterclaims or defenses, in any action or proceeding brought or claims asserted against it or any of its Affiliates relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, or from enforcing its rights under this Agreement or the Merger Agreement.

7.    Ownership of Company Common Stock; Notice of Certain Events.

(a)    Such Stockholder covenants and agrees that, except in connection with the consummation of the Merger and as expressly provided for in the Merger Agreement, such Stockholder will not, during the period beginning on the date hereof and ending on the Agreement Termination Date, acquire any Company Common Stock or enter into any agreement, Contract, understanding, arrangement, or substantial negotiations to acquire any Company Common Stock.

(b)    Without limiting the foregoing, during the term of this Agreement, the Stockholders shall notify Parent and the Company promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional shares of Company Common Stock by the Stockholders after the date hereof (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), all of which shall be considered Stockholder Shares and be subject to the terms of this Agreement as though owned by such acquiring Stockholder on the date hereof.

8.    Miscellaneous.

(a)    Action in Stockholder Capacity Only. The parties acknowledge that this Agreement is entered into by each Stockholder solely in its capacity as an owner of the Stockholder Shares and that nothing in this Agreement shall in any way restrict or limit the ability of such Stockholder or any Affiliate of such Stockholder who is a director of the Company from taking any action in his capacity as a director of the Company, including the exercise of fiduciary duties to the Company and its stockholders. No action taken in such capacity or inaction as a director shall be deemed to constitute a breach of this Agreement.

(b)    Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(c)    Definition of “Beneficial Ownership”. For purposes of this Agreement, “beneficial ownership” with respect to (or to “own beneficially”) any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d‑3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing, without regard to the 60‑day limitation in Rule 13d‑3(d)(1)(i).

(d)    Further Assurances. From time to time, at the request of the Parent and Company, and without further consideration, each Stockholder shall promptly execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(e)    No Agreement Until Executed; Entire Agreement; No Third-Party Beneficiaries. This Agreement shall not be effective unless and until (i) the Company Board has approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement has been approved by the Company Board for purposes of Section 203 of the DGCL and any other similar applicable anti-takeover Law and is executed and delivered by all parties hereto. This Agreement, the Merger Agreement, and each of the documents, instruments and agreements delivered in connection with the Transactions constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to and shall not confer upon any person other than the parties hereto any rights hereunder.

(f)    Assignment; Binding Effect. Except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8 shall be null and void.

(g)    Amendments; Waiver. This Agreement may not be amended or supplemented, except by a written agreement executed by the parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(h)    Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(i)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(j)    Descriptive Headings. Headings of sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

(k)    Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered by facsimile (solely if receipt is confirmed) or E‑mail (so long as the sender of such E‑mail does not receive an automatic reply from the recipient’s E‑mail server indicating that the recipient did not receive such E‑mail), addressed as follows:

if to Parent, to:

RE Closing Buyer Corp.
c/o Title Resources Guaranty Company
8111 LBJ Freeway, Suite 1200
Dallas, TX 75251
Attention:  Legal Department
E‑mail:      trgclegaldepartment@trguw.com

with a copy (which shall not constitute notice) to:

Closing Parent Holdco, L.P.
375 Park Avenue, 11th Floor

New York, NY 10152
Attention: The Office of the General Counsel
Email: legalnotices@centerbridge.com

and

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Facsimile: (212) 728‑8632
Attention: Rosalind Fahey Kruse; Howard Block
E-mail: rkruse@willkie.com; hblock@willkie.com

if to the Stockholders, to:

c/o Lennar Corporation
5505 Waterford District Dr.
Miami, FL 33126
Attention:  Eric Feder, President
E‑mail:      ###

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
2100 L Street, NW
Suite 900
Washington, D.C., 20037

and

Morrison & Foerster LLP
300 Colorado Street, Suite 1800
Austin, TX 78701
E-mail: dslotkin@mofo.com; ssibold@mofo.com
Attention: David P. Slotkin; Shannon E. Sibold

if to the Company, to:

Doma Holdings, Inc.
101 Mission Street
Suite 1050
San Francisco, CA 94105
Attention: Legal Department
E‑mail:  legalnotices@doma.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, CA 94025
Attention:  Alan F. Denenberg
E‑mail:      alan.denenberg@davispolk.com

and

Latham & Watkins LLP
505 Montgomery Street
Attention: Tad Freese; Tessa Bernhardt
E-mail:      tad.freese@lw.com; tessa.bernhardt@lw.com

or to such other address or facsimile number as the parties hereto may from time to time designate in writing.

(l)    Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(m)    Governing Law; Enforcement; Jurisdiction; Waiver of Jury Trial.

(i)    This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws thereof.

(ii)   EACH OF THE PARTIES HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING ANY LEGAL PROCEEDING AGAINST OR INVOLVING ANY DEBT FINANCING SOURCES OR ANY OF THEIR RESPECTIVE AFFILIATES ARISING OUT OF THE MERGER AGREEMENT OR THE DEBT FINANCING). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(M)(II).

(iii)    The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in clause (iv) below, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that remedy of monetary damages would provide an adequate remedy for any such breach.

(iv)    Each of the parties hereto (A) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any federal court of the United States of America or other state court located in Delaware, and any appellate court from any appeal thereof in the event any dispute arises out of this Agreement, the Merger Agreement, the Transactions or any of the other transactions contemplated by the Merger Agreement, (B) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court or commence any Proceeding except in such courts, (C) agrees that any claim in respect of any such dispute or Proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by Applicable Law, in such federal or state court located in Delaware, and (D) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding or action relating to this Agreement, the Merger Agreement, the Transactions or any of the other transactions contemplated by the Merger Agreement in the Court of Chancery of the State of Delaware or such federal or state court located in Delaware and (E) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or Proceeding in the Court of Chancery of the State of Delaware or such federal or state court located in Delaware. Each of the parties hereto agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 8(m) in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8(k). However, nothing in this Agreement will affect the right of any party to this Agreement to serve process on the other party in any other manner permitted by Law. Notwithstanding anything herein to the contrary, each of the parties hereto agrees (i) not to bring or permit any of its Affiliates or Representatives to bring or support anyone else in bringing any such Proceeding in any other courts, (ii) that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, and (iii) to waive and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Proceeding in any such court.

(n)    No Ownership Interest. All rights and ownership of and relating to the Stockholder Shares shall remain vested in and belong to each Stockholder and its Subsidiaries and its Affiliates, and Parent will not have any authority to exercise any power or authority to direct any Stockholder in the voting of any Stockholder Shares, except as otherwise specifically provided herein.

(o)    Non‑Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non‑Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non‑Recourse Party.

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IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

RE CLOSING BUYER CORP.

By:	/s/ Matthew S. Kabaker
Name: Matthew S. Kabaker
Title: President and Chief Executive Officer

STOCKHOLDERS:

LENX ST INVESTOR LLC

By:	/s/ Eric Feder
Name: Eric Feder
Title: President

LEN FW INVESTOR LLC

By:	/s/ Eric Feder
Name: Eric Feder
Title: President

DOMA HOLDINGS, INC.

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

[Signature Page to Voting and Support Agreement]

EXHIBIT A

Stockholder	Stockholder Shares
LENX ST Investor, LLC	3,289,707
Len FW Investor, LLC	36,506